Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

THE MANITOWOC COMPANY, INC.

(Exact name of obligor as specified in its charter)

Wisconsin	39-0448110
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name, Address and Telephone Number (1)	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number

Manitowoc Crane Companies, LLC	Wisconsin	88-0369683
Manitowoc Foodservice Companies, LLC	Wisconsin	88-0369684
Manitowoc Cranes, LLC	Wisconsin	39-1863488
Grove U.S. LLC	Delaware	23-2955767
Manitowoc FP, Inc.	Nevada	88-0369687
Manitowoc FSG Operations, LLC	Nevada	39-1987754
MMG Holding Co., LLC	Nevada	20-5926180
McCann’s Engineering & Manufacturing Co., LLC	California	90-0276022
Manitowoc FSG Services, LLC	Wisconsin	20-2091688
Manitowoc FSG International Holdings, Inc.	Nevada	36-3075255
Kysor Nevada Holding Corp.	Nevada	37-1577028
Cleveland Range, LLC	Delaware	34-1612187
The Delfield Company LLC	Delaware	38-2985152
Frymaster LLC	Louisiana	72-1405142
Kysor Industrial Corporation	Michigan	38-1909000
Welbilt Walk-ins, LP	Delaware	38-3323756
MTW County Limited	A company organized under the laws of England and Wales and domesticated in Delaware as a limited liability company	98-0580379
Enodis Limited	A company organized under the laws of England and Wales and domesticated in Delaware as a limited liability company	98-0605922
Enodis Corporation	Delaware	11-1767288
Enodis Holdings, Inc.	Delaware	57-1239904
Manitowoc FSG U.S. Holding, LLC	Delaware	36-4593091
Manitowoc Crane Group U.S. Holding, LLC	Tennessee	20-3992492
Environmental Rehab, Inc.	Wisconsin	39-1626922
Manitowoc CP, Inc.	Nevada	88-0369686
Manitowoc MEC, Inc.	Nevada	39-1775033
Manitowoc Re-Manufacturing, LLC	Wisconsin	36-3536154
Manitowoc Equipment Works, Inc.	Nevada	39-1775032

2400 South 44th Street
Manitowoc, Wisconsin	54221-0066
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)           Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.           Not applicable.

Item 16.  List of Exhibits.             List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 27th day of January, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

EXHIBIT 6

January 27, 2010

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$10,576
Interest-bearing balances		3,224
Securities:
Held-to-maturity securities		0
Available-for-sale securities		83,255
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		31,571
Securities purchased under agreements to resell		1,574
Loans and lease financing receivables:
Loans and leases held for sale		24,141
Loans and leases, net of unearned income	336,946
LESS: Allowance for loan and lease losses	10,037
Loans and leases, net of unearned income and allowance		326,909
Trading Assets		9,540
Premises and fixed assets (including capitalized leases)		4,211
Other real estate owned		1,413
Investments in unconsolidated subsidiaries and associated companies		437
Direct and indirect investments in real estate ventures		50
Intangible assets
Goodwill		11,407
Other intangible assets		15,136
Other assets		24,246

Total assets		$547,690

LIABILITIES
Deposits:
In domestic offices		$381,571
Noninterest-bearing	79,823
Interest-bearing	301,748
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,166
Noninterest-bearing	1,361
Interest-bearing	55,805
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,708
Securities sold under agreements to repurchase		4,401

Dollar Amounts
In Millions
Trading liabilities	8,869
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,405
Subordinated notes and debentures	12,392
Other liabilities	21,101

Total liabilities	$496,613

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	30,685
Retained earnings	18,971
Accumulated other comprehensive income	725
Other equity capital components	0

Total bank equity capital	50,901
Noncontrolling (minority) interests in consolidated subsidiaries	176

Total equity capital	51,077

Total liabilities, and equity capital	$547,690

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin